Exhibit 99.1

    TECHTEAM GLOBAL SUBSIDIARY, DIGITAL SUPPORT CORPORATION, AWARDED CONTRACT
                    WITH THE UNITED STATES AIR NATIONAL GUARD

                 Contract Valued at Approximately $55 Million
                  if all Four One-year Options Are Exercised

    CHANTILLY, Va., April 7 /PRNewswire-FirstCall/ -- Digital Support Corporation ("DSC"), a wholly owned subsidiary of TechTeam Global, Inc., (Nasdaq: TEAM), a global provider of information technology ("IT") and business process outsourcing support services, today announced that its contract with the United States Air National Guard ("ANG") has been renewed for four and one-half years (six months' base period, with four one-year renewal options). If all renewal options are exercised by the ANG, the contract is expected to generate approximately $55 million in revenue.

    Under this contract, DSC provides systems management and engineering, systems administration, database administration and other technical support for classified and unclassified Command and Control data systems of the Air National Guard, its headquarters, field units and support establishment throughout the continental United States as well as Alaska, Hawaii, Guam, Puerto Rico and the United States Virgin Islands.

    "We are very honored to have been selected to deliver this critical technical support to the Air National Guard," stated Peter S. Brigham, president and chief executive officer of DSC. "We have been providing support to the ANG since 1998, and this award is an affirmation of the superior work performed by our team, which is distributed over the United States and its territories. As part of TechTeam Global, we remain focused on offering the best value proposition to our customers: exceptional quality, low cost, flexibility and outstanding customer satisfaction."

    TechTeam Global, Inc. is a global provider of information technology and business process outsourcing support services to Fortune 1000 corporations, multinational companies, product providers, small and mid-sized companies, and government entities. TechTeam's ability to integrate computer services into a flexible, total single-point-of-contact (SPOC) solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unique expertise and experience in providing information technology support solutions, including diversified IT outsourcing services, government technology services, IT consulting and systems integration, technical staffing, and learning services. For information about TechTeam Global, Inc. and its outstanding services, call 1 (800) 522-4451 or visit http://www.techteam.com. TechTeam's common stock is traded on the NASDAQ National Market under the symbol "TEAM."

    Headquartered in Southfield, Michigan, TechTeam also has locations in Dearborn, Michigan; Davenport, Iowa; Chantilly and Herndon, Virginia; Portsmouth, Rhode Island; Bethesda and Germantown, Maryland; Brussels and Gent, Belgium; Uxbridge, United Kingdom; Cologne, Germany; Gothenburg, Sweden; and Bucharest, Romania.

    Safe Harbor Statement
    With the exception of statements regarding historical matters and statements regarding TechTeam Global's ("the Company") current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. Statements concerning such forward-looking matters may be identified by the use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions. Actual results, performance, or achievements could differ materially from these forward-looking statements. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements. Factors that could cause the Company's actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, its ability to continue to provide services solutions that meet the needs of the Air National Guard, timely passage of components of the federal budget, its dependence on hiring and retaining qualified professionals to perform the services, its dependence on certain key employees, and those risks and uncertainties discussed in filings made by TechTeam with the U.S. Securities and Exchange Commission.

SOURCE  TechTeam Global, Inc.
    -0-                             04/07/2005
    /CONTACT: William F. Coyro, Jr. President and Chief Executive Officer, +1-248-357-2866, wcoyro@techteam.com , David W. Morgan, Vice President and Chief Financial Officer, +1-248-357-2866, dmorgan@techteam.com , both of TechTeam Global, Inc.; or Peter S. Brigham, President and Chief Executive Officer of Digital Support Corporation, +1-703-742-6744, PBrigham@dsconnect.net /
    /Web site:  http://www.techteam.com /